Exhibit 99.1

AT THE COMPANY
Brenda Abuaf, Corporate Communications
(800) 831-4826

CharterMac Introduces Its New Brand, Centerline Capital Group

NEW YORK--(BUSINESS WIRE)--CharterMac (the "Company") (NYSE:CHC) today announced the launch of the Company's new brand and new organizational structure.

CharterMac Corporation, a wholly owned subsidiary of the Company, has been renamed Centerline Capital Group and CharterMac has been renamed Centerline Holding Company. Centerline Holding Company will continue to trade on the New York Stock Exchange under the symbol CHC. The Company's subsidiaries, including Centerbrook Financial, ARCap REIT, Inc., CharterMac Mortgage Capital and CharterMac Capital will all operate under the unified brand name, Centerline Capital Group.

"Over the past fifteen months, we completed several major transactions that transformed our company from a firm focused mainly on affordable and multifamily housing to a full-service real estate finance and investment company," said Marc D. Schnitzer, Chief Executive Officer and President of Centerline Capital Group. "We also recognize that we are a difficult company to understand and explain to our many stakeholders. We had evolved into a company that operated through a series of subsidiaries, with several different brand names. In order to simplify our story, we launched a re-branding process to learn how our brands were perceived by our customers, investors and employees. We learned, among other things, that it is critical to operate as one company, with one brand name and all 535 employees aligned with, and focused on, the success of that company."

"We are proud to introduce our new brand - Centerline Capital Group," continued Mr. Schnitzer. "The name 'Centerline' suggests that we are at the center of transactions among all of our constituencies. A centerline balances two sides. Centerline Capital Group exemplifies our desire for a name that communicates connectivity and reinforces our business model, which is to match the users of capital with the providers of capital, with a strong focus on the real estate industry. We are also proud to introduce our new tagline, 'Progressive Strategies, Pragmatic Results', which we believe encompasses the spirit of our organization. Centerline Capital Group professionals think creatively in order to achieve highly practical, customized solutions for real estate investors and developers."

The Company also announced its new organizational structure comprised of four business groups: Affordable Housing, Commercial Real Estate, Credit Risk Products and Asset Management. The four business groups are supported by the Risk Policy, Legal, Human Resources, Finance, Information Technology and Corporate Communications departments, which together form the corporate group.

"We believe we have created a more efficient organization structure that will provide us with a best-in-class platform to grow and compete in a very competitive industry," said Mr. Schnitzer. "This structure enables us to reap even greater benefits from the integration of our past and future acquisitions and to describe our business more clearly."

Asset Management

Centerline's Asset Management Group is the core of the Company's "watch" and "fix" operation. There are five departments within the Asset Management Group: Construction Monitoring, Primary Servicing, Special Servicing, Affordable Asset Management and Portfolio Oversight. The Asset Management Group, led by Group Head and Senior Managing Director, Christopher G. Crouch and Group Manager and Managing Director, L. Howard Sereda, provides surveillance on Centerline's debt and equity investments in over 13,000 properties throughout the United States.

Affordable Housing

Centerline's Affordable Housing Group brings together the users and providers of debt and equity capital to the affordable multifamily rental housing industry. With a primary focus on properties that benefit from the Low Income Housing Tax Credit (LIHTC), Centerline's Affordable Housing Group raises equity capital from institutional investors that is used to provide financing for affordable multifamily rental housing throughout the United States. In addition to providing LIHTC equity, Centerline's Affordable Housing Group is one of the leading buyers of tax-exempt affordable housing bonds. Centerline's Affordable Housing Group is led by Group Head and Executive Managing Director, Andrew J. Weil, and Group Manager and Senior Managing Director, Justin E. Ginsberg.

Commercial Real Estate

Centerline's Commercial Real Estate Group provides a broad spectrum of financing and investment products for multifamily, office, retail, industrial and mixed-use properties. Centerline's access to a wide array of capital markets executions enables the Commercial Real Estate Group to offer financing at all levels of a property's capitalization, including equity, mezzanine capital, bridge loans, b-notes and first mortgage loans. Centerline's investor partners include government sponsored enterprises, pension funds, insurance companies and Wall Street conduits. In addition to our direct debt and equity origination platform, Centerline's Commercial Real Estate Group is an active buyer of real estate debt securities, including high-yield commercial mortgage backed securities (CMBS), preferred equity and high-yield real estate loans. Centerline's Commercial Real Estate Group is led by Co-Group Heads Daryl J. Carter and J. Larry Duggins, both of whom are Executive Managing Directors, and by Group Managers Patrick J. Martin and Paul G. Smyth, both of whom are Senior Managing Directors.

Credit Risk Products

The primary focus of Centerline's Credit Risk Products Group is Centerline Financial LLC (f/k/a Centerbrook Financial), which was launched in 2006 in partnership with IXIS Capital Markets North America Inc. The Credit Risk Products Group provides credit intermediation to the affordable multifamily housing industry, primarily in the form of credit default swaps (CDS). Centerline's Credit Risk Products Group is led by Group Head and Executive Managing Director Nicholas A.C. Mumford, and Group Manager and Senior Managing Director, James D. Spound.

About Centerline Capital Group

Centerline Capital Group, a subsidiary of Centerline Holding Company (NYSE:CHC), lends, invests and manages capital for the real estate industry. Centerline Capital Group is headquartered in New York, New York and has over 500 employees in nine offices throughout the United States. For more information, please visit Centerline's website at http://www.centerline.com or contact the Investor Relations Department directly at 800-831-4826.

Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission, and include, among others, adverse changes in the real estate markets including, among other things, competition with other companies; interest rate fluctuations; general economic and business conditions, which will, among other things, affect the availability and credit worthiness of prospective tenants, lease rents and the terms and availability of financing for properties financed by mortgage revenue bonds we own; environment/safety requirements; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; risk of default associated with the mortgage revenue bonds and other securities held by us or our subsidiaries; risks associated with providing credit intermediation; risk of loss under mortgage banking loss sharing agreements; the risk that relationships with key investors and developers may not continue; our ability to generate fee income may not continue; and risks related to the form and structure of our financing arrangements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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